UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2005

MAD CATZ INTERACTIVE, INC.

(Exact Name of Registrant as Specified in Charter)

Canada	001-14944	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7480 Mission Valley Road, Suite 101

San Diego, California 92108

(Address of Principal Executive Offices)

(619) 683-9830

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 425 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 2, 2005, Mad Catz, Inc. the Registrant’s principle operating subsidiary (“MCI”), entered into a Letter Agreement (the “Letter Agreement”) amending and extending the terms of the First Amended and Restated Credit Agreement (the “Credit Agreement”) dated as of September 5, 2001, as amended from time to time, between MCI, as borrower, and Wachovia Capital Finance Corporation (Central), formerly Congress Financial Corporation (Central), as Lender and as U.S. Collateral Agent (the “Lender”). The Registrant and certain other subsidiaries of the Registrant are guarantors of the Credit Agreement and also executed the Letter Agreement.

In addition to extending the maturity date of the Credit Agreement until September 30, 2006, the Letter Agreement amended the interest rate payable under the Credit Agreement to be one quarter of one percent (.25%) per annum in excess of the prime rate applicable under the Credit Agreement, subject to increase, at the Lender’s option, without notice, to the rate of three and one-quarter percent (3.25%) per annum in excess of the prime rate applicable under the Credit Agreement in some circumstances set forth in the Credit Agreement, as amended by the Letter Agreement.

The above description is qualified in its entirety by reference to the complete Letter Agreement, a copy of which is filed as Exhibit 10.1 hereto.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits.

10.1	Letter Agreement dated September 2, 2005 between Wachovia Capital Finance Corporation (Central), Mad Catz, Inc., Mad Catz Interactive, Inc. and certain other direct and indirect subsidiaries of Mad Catz Interactive, Inc.

99.1	Press Release, dated September 8, 2005, issued by Mad Catz Interactive, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2005	MAD CATZ INTERACTIVE, INC.

	By:	/s/ CYRIL TALBOT III
Name: Cyril Talbot III Its: Chief Financial Officer

Exhibit Index

Exhibit 10.1	Letter Agreement dated September 2, 2005 between Wachovia Capital Finance Corporation (Central), Mad Catz, Inc., Mad Catz Interactive, Inc. and certain other direct and indirect subsidiaries of Mad Catz Interactive, Inc.

Exhibit 99.1	Press Release, dated September 8, 2005, issued by Mad Catz Interactive, Inc.